UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

_______________________

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NEW ENERGY SYSTEMS GROUP
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:
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NEW ENERGY SYSTEMS GROUP
5th Floor, 51st Building, No. 5, Qiongyu Rd., Hightech Industrial Park,
Nanshan District, Shenzhen City, China 518057

October 22, 2012
Dear Stockholders:

On behalf of the Board of Directors of New Energy Systems Group (the “Company” or “we”), I invite you to attend our 2012 Annual Meeting of Stockholders (the “Annual Meeting”).  We hope you can join us.  The Annual Meeting will be held:

At:	5th Floor, 51st Building, No. 5, Qiongyu Rd., Hightech Industrial Park, Nanshan District, Shenzhen City, China 518057

On:	December 16, 2012

Time:	10:00 am local time

We have elected to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders on the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations.  You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities, and to meet certain directors and key executives of the Company.

We know that many of our stockholders will be unable to attend the Annual Meeting.  We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting.  Whether or not you plan to attend, please take the time to read the proxy statement and vote your shares electronically through the Internet, by telephone or, if you have requested and received a paper copy of the proxy statement, by completing, signing and returning the paper proxy card enclosed with the proxy statement.  You may also revoke your proxy or voter instructions at any time prior to the Annual Meeting.  Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in New Energy Systems Group.  We look forward to seeing you at the Annual Meeting.

If you have any questions about the Proxy Statement, please contact us at New Energy Systems Group, 5th Floor, 51st Building, No. 5, Qiongyu Rd., Hightech Industrial Park, Nanshan District, Shenzhen City, China 518057.

Sincerely,

/s/ Weihe Yu
Weihe Yu
Chief Executive Officer

NEW ENERGY SYSTEMS GROUP
5th Floor, 51st Building, No. 5, Qiongyu Rd., Hightech Industrial Park,
Nanshan District, Shenzhen City, China 518057
______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 16, 2012

______________________
To the Stockholders of NEW ENERGY SYSTEMS GROUP:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NEW ENERGY SYSTEMS GROUP (the “Company”), a Nevada corporation, will be held at 5th Floor, 51st Building, No. 5, Qiongyu Rd., Hightech Industrial Park, Nanshan District, Shenzhen City, China 518057 on Sunday, December 16, 2012, at 10 a.m. local time, for the following purposes:

1.
To elect four (4) directors to serve, subject to the provisions of the bylaws of the Company, on the Board of Directors of the Company (the “Board”) until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until his earlier resignation, removal or death;

2.	To ratify and approve an amendment to the Company's bylaws;

3.	To ratify the appointment of Goldman Kurland Mohidin, LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2012; and

4.	To act on such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

          The Board has fixed the close of business on October 19, 2012 as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment or adjournments thereof.

By Order of the Board of Directors.

/s/ Weihe Yu
Chief Executive Officer

Shenzhen, PRC
October 22, 2012

IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held December 16, 2012. The Notice of Annual Meeting, Proxy Statement and  the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, will be available at http:/www.proxyvote.com

NEW ENERGY SYSTEMS GROUP
5th Floor, 51st Building, No. 5, Qiongyu Rd., Hightech Industrial Park,
Nanshan District, Shenzhen City, China 518057
______________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 16, 2012

______________________
Date, Time and Place of the Annual Meeting

The enclosed proxy is solicited by the Board of Directors (the “Board”) of New Energy Systems Group (the “Company”), a Nevada corporation, in connection with the Annual Meeting of Stockholders ("Annual Meeting") to be held at 5th Floor, 51st Building, No. 5, Qiongyu Rd., Hightech Industrial Park, Nanshan District, Shenzhen City, China 518057 on Sunday, December 16, 2012, at 10 a.m. local time, and any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

The principal executive office of the Company is 5th Floor, 51st Building, No. 5, Qiongyu Rd., Hightech Industrial Park, Nanshan District, Shenzhen City, China 518057, and its telephone number, including area code, is +86 755 26500128.

Purpose of the Annual Meeting

At the annual meeting, you will be asked to consider and vote upon the following matters:

1.
To elect four (4) directors to serve, subject to the provisions of the bylaws of the Company, on the Board of Directors of the Company until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until his earlier resignation, removal or death;

2.	To ratify and approve an amendment to the Company's bylaws;

3.	To ratify the appointment of Goldman Kurland Mohidin, LLP as the Company’s independent registered public accounting firm for our fiscal year ending December 31, 2012; and

4.	To act on such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

Internet Delivery of Proxy Materials

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the ‘‘SEC’’), instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the ‘‘2011 Annual Report’’), by providing access to such documents on the Internet. Most stockholders will not receive printed copies of the proxy materials unless they request them, in which case printed copies of the proxy materials will be provided at no charge.

Instead of mailing a printed copy of our proxy materials to each stockholder of record, a Notice of Internet Availability of Proxy Materials (the ‘‘Notice of Internet Availability’’) was mailed to such stockholders on or about [November 2, 2012] that instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet or by telephone. Any stockholder may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions set forth in the Notice of Internet Availability. Choosing to receive future proxy materials by e-mail will save us the cost of printing and delivering documents to stockholders and will reduce the environmental impact of our annual meetings. A stockholder’s election to receive proxy materials by e-mail will remain in effect until the stockholder terminates the election.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on December 16, 2012:

Our Proxy Statement and our 2012 Annual Report to Stockholders are available at
www.proxyvote.com. This website address contains the following documents: the Notice of the Annual Meeting, our Proxy Statement and our 2011 Annual Report to Stockholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Voting Rights and Revocation of Proxies

          The record date with respect to this solicitation is the close of business on October 19, 2012 (the “Record Date”) and only stockholders of record at that time will be entitled to vote at the Annual Meeting and any adjournment or adjournments thereof.

●
By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than the Annual Meeting to be voted at the Annual Meeting.

●
By telephone or over the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on December 14, 2012.

●
In person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or voting instructions or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

The shares of the Company’s common stock (“Common Stock”) represented by all validly executed proxies received in time to be taken to the meeting and not previously revoked will be voted at the meeting. This proxy may be revoked by the stockholder at any time prior to its being voted by filing with the Company either a notice of revocation or a duly executed proxy bearing a later date. We intend to release this proxy statement and the enclosed proxy card to our stockholders on or about [November 2], 2012.

Dissenters’ Right of Appraisal

Holders of shares of our Common Stock do not have appraisal rights under Nevada law or under the governing documents of the Company in connection with this solicitation.

Quorum

The number of outstanding shares of Common Stock entitled to vote at the meeting is 14,711,731. Each share of Common Stock is entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of 738,586 shares, or a majority of the number of outstanding shares of Common Stock, shall constitute a quorum. There is no cumulative voting. Shares that abstain or for which the authority to vote is withheld on certain matters (so-called “broker non-votes”) will be treated as present for quorum purposes on all matters.

Broker Non-Votes

Holders of shares of our Common Stock that are held in street name must instruct the organization that holds their shares how to vote their shares.  If such voting instructions are not provided, then the shares that are held in street name will not be voted on any non-routine proposal.  This vote is called a “broker non-vote.”  If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by our Board.  Broker non-votes are not included in the tabulation of the voting results of any of the proposals and, therefore, do not effect these proposals.

Brokers cannot use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients.  Please submit your vote instruction form so your vote is counted.

With the exception of Proposal 3, the ratification of the appointment of Goldman Kurland Mohidin, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2012, all of the proposals to be voted upon at our 2012 Annual Meeting are considered non-routine.

Required Votes for Each Proposal to Pass

Assuming the presence of a quorum at the Annual Meeting:

Proposal	Vote Required	Broker Discretionary Vote Allowed
Election of four (4) members to our Board of Directors	Plurality of the votes cast (the four (4) directors receiving the most “For” votes)	No

Ratification and approval of the amendment to our bylaws, attached hereto as Appendix A	A majority of the votes cast	No

Ratification of the Appointment of Goldman Kurland Mohidin, LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending 2012	A majority of the votes cast	Yes

Voting Procedures

 In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees.  With regard to other proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any or all of the proposals.  You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company may solicit proxies personally or by telephone and will receive no extra compensation from such activities. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Interest of Officers and Directors in Matters to Be Acted Upon

Except for the election to our Board of Directors of the 4 nominees set forth herein, none of our officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our voting securities by (i) any person or group owning more than 5% of any class of voting securities, (ii) each director, (iii) our Chief Executive Officer and President and (iv) all executive officers and directors as a group as of October 19, 2012.

	Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Common Stock	Options	Preferred Shares (2)	Total	Percentage of Common Stock (%)(1)(2)	Percentage of Preferred Shares (%)(3)	Percentage of Voting Power (%)(2)
Owner of More than 5% of Class
Gold River Industrial Holding Limited (4) Room 806, Decheng Building, No 20, Queens E. Blvd., Hong Kong, China	1,078,182	-	-	1,078,182	7.33%	-	7.33%

William N. Bailey 2444 Broad Street, Chattanooga, TN 37408	1,000,000	-	-	1,000,000	6.80%	-	6.80%

Directors and Executive Officers
Weihe Yu Chief Executive Officer/Chairman	2,008,469	-	-	2,008,469	13.65%	-	13.65%

Junfeng Chen Chief Financial Officer	29,508	-	-	29,508	*	-	*

Elan Yaish	-	65,000	-	65,000	*	-	*

Shuxian Cui	-	5,000	-	5,000	*	-	*

Li Lui	-	7,500	-	7,500	*	-	*

All Directors and Executive Officers (5 persons)	2,037,977	77,500	-	2,115,477	14.30%	-	14.30%

*Less than 1%

(1)   In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock which may be acquired on exercise of warrants or options or conversion of convertible securities within 60 days of that date. In determining the percent of common stock owned by a person or entity on October 19, 2012, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days on exercise of warrants or options and conversion of convertible securities, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on October 19, 2012 (14,711,731), and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the preferred and on exercise of the options. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

(2) Each share of Series A Preferred Stock carries seven votes and converts into one-tenth of a share of common stock.  Voting power percentages are expressed on a pre-conversion basis.

(3) All the shares of Series A Preferred Stock were automatically converted to common stock on June 29, 2011. As a result, there are no shares of Series A Preferred Stock outstanding as of October 19, 2012.

(4) Weihe Yu holds sole voting and dispositive power over the shares held by Gold River Industrial Holding Limited.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Director

Four (4) directors, Weihe Yu, Elan Yaish, Shuxian Cui, and Li Liu, are to be elected at the Annual Meeting, with each director to serve until their respective successors have been elected and has qualified, or until their earlier resignation, removal or death. If for some unforeseen reason one or more of the nominees is not available as a candidate for director, the Proxies may be voted for such other candidate or candidates as may be nominated by the Board.

The following table sets forth the positions and offices presently held with the Company by each nominee, his age as of the Record Date, and the year in which he became a director. Proxies not marked to the contrary will be voted in favor of each such nominee's election. The Board recommends a vote FOR all nominees.

		Position with	Director
Name	Age	the Company	Since

Weihe Yu	36	Chief Executive Officer and Chairman of the Board of Directors	2009

Elan Yaish	42	Director	2010

Shuxian Cui	75	Director	2010

Li Liu	44	Director	2010

The following is a summary of the biographical information of our director-nominees:

Weihe Yu has served as the Chairman of our Board of Directors since December 10, 2009. Mr. Yu has a bachelor’s degree in Mechanical Engineering. Mr. Yu’s strength is in R&D but also has great leadership ability. He has worked in the lithium ion battery industry for more than 10 years. Before he was appointed as Chairman of New Energy Systems Group, he was the cofounder of Shenzhen Anytone Technology Co., Ltd. From July 2005 to December 2009, he served as Anytone’s CEO and led Anytone to become the leading company in the portable mobile power industry during this period. Before that, he served as general manager of Shenzhen Four Images Industrial Co., Ltd. This company was committed to the development and sale of the protection circuit of lithium ion batteries.  Mr. Yu also previously served as marketing director, manager assistant, and vice general manager in Yangxin Aluminum Wheel Co., Ltd from July 1998 to December 2000. He created a comprehensive marketing management system and performance appraisal system which improved the company’s performance dramatically.

Elan Yaish has been serving as our director since June 11, 2010. Mr. Yaish is the president of ERS Associates, Ltd. He provides business and financial advisory services to publicly traded and privately held companies including capital raising, strategic planning, M&A, SEC reporting and compliance and stock exchange transactions. From June 2010 until May 2012, he also served as CFO of Goji Ltd. From 2002 to 2005, Mr. Yaish was the CFO, VP of Finance and Assistant Secretary in Manchester Technologies, Inc., a US publicly traded company, where he managed and oversaw all areas of finance and M&A.  From 2000 to 2002, Mr. Yaish was the assistant VP of Finance at Comverse Technology, Inc., a US publicly traded company, where he managed all SEC reporting and filings for the company with over 50 subsidiaries worldwide. From 1996 to 2000, Mr. Yaish was the VP of Finance and Controller at Trans-Resources, Inc. From 1992 to 1996, Mr. Yaish was a senior accountant at Deloitte and Touche LLP. Mr. Yaish currently serves as a director of US China Mining Group, Inc. Mr. Yaish received his Bachelor of Science in Accounting from Yeshiva University Sy Syms School of Business in 1992. Mr. Yaish is a licensed CPA in New York and a member of the AICPA and NYSSCPA. Mr. Yaish’s knowledge of U.S. GAAP and SEC reporting requirements and experience as an accountant led to the conclusion that he should serve on the Board of Directors, given the Company’s business and structure.

Shuxian Cui has been serving as our director since June 9, 2010. Since 1992, Ms. Cui has been in partial retirement as an auditor in various real estate companies and accounting firms in Shenzhen, China. From 1987 to 1992, Ms. Cui worked as an accountant in the financial section of Jiangxi Province Mining Bureau.  She has previously also worked in financial departments for large state-owned companies such as Jiangxi Province 719 Mining, Hunan Province 712 Mining, Jilin Province Coal Authority, and Heilongjiang Province Coal Construction Authority.  Ms. Cui holds a Junior College degree in accounting from Jilin University of Finance and Economics.

Li Liu has been serving as our director since May 18, 2010. Since August 2008 served as General Manager of Shenzhen Everstar Technology Co., Ltd., a Chinese company engaged in the design and manufacture of electronic multimedia electronic products.   From January 2007 through July 2008, he served as technical director to Shenzhen ASA Industry Co., Ltd., one of the largest DVD loader R&D and manufacturing companies in the world. From August 2004 to December 2005, Mr. Liu served as a founding member of Shenzhen Techno Technology Development Co., Ltd., a technical design firm. Prior to that, Mr. Liu worked for eight years as engineer, senior software engineer, application technology manager (Recorder team) the Shenzhen branch of the Silicon Valley-based ESS Technology, Inc.  Mr. Liu is a graduate of Southeast University with a bachelor’s degree in engineering and graduated with a master’s degree in business administration from Wuhan University. Mr. Liu’s  business and financial knowledge and experience led to the conclusion that he should serve on the Board of Directors, given the Company’s business and structure.

The Board believes that each of the Company’s director-nominees is highly qualified to serve as a member of the Board. Each of the director-nominees has contributed to the mix of skills, core competencies and qualifications of the Board. When evaluating candidates for election to the Board, the Nominating Committee seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, leadership skills. Our director-nominees are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions.

Term of Office

The director-nominees, Weihe Yu, Elan Yaish, Shuxian Cui, and Li Liu, would serve until their respective successors have been elected and has qualified, or until their earlier resignation, removal or death.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a plurality of all of the outstanding Common Stock of the Company is required for approval of this proposal.

The Board recommends a vote FOR the election of all the above director-nominees.

DIRECTORS AND OFFICERS

The following table sets forth certain information concerning our directors and executive officers:

Name	Age	Position	Date of Appointment

Weihe Yu	36	Chief Executive Officer and Chairman of the Board of Directors	December 10, 2009

Jufeng Chen	33	Chief Financial Officer and Secretary	August 3, 2009

Elan Yaish	42	Director	June 11, 2010

Shuxian Cui	75	Director	June 9, 2010

Li Liu	44	Director	May 18, 2010

Information regarding the principal occupations of Weihe Yu, Elan Yaish, Shuxian Cui, and Li Liu are set forth above under the heading “Nominees for Directors.” Information regarding the principal occupation of Yizhao Zhang is set forth below.

Junfeng Chen has been serving as our Chief Financial Officer and Secretary since August 3, 2009.  Mr. Chen has also worked with the Company since 2005. Prior to this appointment, Mr. Chen was the Chief Financial Officer of our wholly-owned subsidiary Shenzhen E’Jenie Science and Technology Co., Ltd. (“Shenzhen E’Jenie) since February 2006. From March 2005 to January 2006, Mr. Chen served as the assistant of financial manager in Shenzhen E’Jenie.  Junfeng Chen worked as an accountant in Henan Labor Department Officer in Dongguan City, Guangdong Province, P.R.C and focused on processing the daily financial works for the office from February 2004 to December 2004. He also worked as an accountant in the Dongguan Shatian Yumao Textile Mill from October 2001 to December 2003.  Junfeng Chen majored in Accounting and graduated from Wuhan University in China in 2001.

The officers serve at the pleasure of the Board.

Directorships

Mr. Elan Yaish also serves as a director of US China Mining Group, Inc., a company traded on the OTC BB. Except for the foregoing, none of our directors have held directorships in other reporting companies and registered investment companies at any time during the past five years.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors and executive officers (including those of our subsidiaries) has:

●	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

●
Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

●
Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

●
Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Legal Proceedings

Class Action by Investors

In February 2012, two separate securities class action complaints were filed in the US District Court for the Southern District of New York (“SDNY”) against the Company and certain of its current and former officers and directors. On May 10, 2012, the Court consolidated the two complaints for all purposes under the caption In re New Energy Systems Group Sec. Litig., and appointed a lead plaintiff, who subsequently filed a consolidated complaint. The Company believes it is likely that a consolidated amended complaint will be filed shortly. The complaint alleges that the Company issued materially false and misleading statements and omitted to state material facts that rendered its statements misleading as they related to the Company’s financial performance, business prospects, and financial condition, and that the defendants failed to prevent such statements from being issued or corrected, during a putative class period between April 15, 2010 and November 14, 2011. The complaint seeks, among other relief, compensatory damages and attorneys’ fees. The Company has not yet responded to the complaint, but the Company believes the lawsuit has no merit and intends to vigorously defend against it. While certain legal defense costs may be later reimbursed by the Company’s insurance carrier, no reasonable estimate of the outcome of the litigation or related legal fees on the financial statements can be made as of the date of this statement.

Derivative Action by Shareholder

In April 2012, a shareholder derivative complaint entitled Campbell, et al. v. Yu, et al. was filed in the US District Court for the SDNY by a shareholder purporting to act on behalf of the Company against certain of the Company's current and former officers and directors, and the company's independent auditor Goldman Kurland & Mohidin LLP. The Company is named as a nominal defendant. An amended complaint was filed in August 2012, which asserts causes of action for breach of fiduciary duty and gross mismanagement against the officer and director defendants, and a claim for unjust enrichment against the Company's auditor, based upon allegations that the defendants caused the Company to issue materially false and misleading statements relating to the Company’s financial performance, business prospects, and financial condition. The complaint seeks, among other relief, compensatory damages, restitution and attorneys’ fees.  None of the defendants have responded to the complaint, and no discovery has occurred.  The Company believes the complaint has no merit. While certain legal defense costs may be later reimbursed by the Company’s insurance carrier, no reasonable estimate of the outcome of the litigation or related legal fees on the financial statements can be made as of the date of this statement.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

As of December 31, 2011 and December 31, 2010, the Company had $284,337 and $270,522 unsecured, due on demand, and non interest-bearing advances, respectively, to the original owners of Shenzhen Anytone Technology Co., Ltd. ("Shenzhen Anytone").

As of December 31, 2011 and December 31, 2010, the Company had $571,347 and $543,585 unsecured, due on demand and non interest-bearing loan payable, respectively, to the original owner of Shenzhen Anytone for the acquisition of Shenzhen Anytone by Anytone International (H.K.) Co., Ltd. (“Anytone International”).

Except as disclosed above, at no time during the last two fiscal years has any executive officer, director or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serves as a trustee or in a similar capacity or has a substantial beneficial interest been indebted to the Company or was involved in any transaction in which the amount exceeded $120,000 and such person had a direct or indirect material interest.

Procedures for Approval of Related Party Transactions

Our Board is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable Securities and Exchange Commission rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

SECTION 16(a) BENEFICIAL OWERNSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of the our common stock and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish our company with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us, and on written representations by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that, with respect to the fiscal year ended December 31, 2011, our officers and directors, and all of the persons known to us to own more than 10% of our common stock, filed all required reports on a timely basis except that Elan Yaish was late in filing a Form 4.

DIRECTOR INDEPENDENCE

The Company currently has three independent directors, Elan Yaish, Shuxian Cui, and Li Liu, as that term is defined under the NYSE Corporate Governance Rules.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS; ANNUAL MEETING ATTENDNACE

Committees

The Company’s business, property and affairs are managed by or under the direction of the Board of Directors (the “Board”). Members of the Board are kept informed of our business through discussion with the chief executive and financial officers, by reviewing materials provided to them and by participating at meetings of the Board and its committees.

As of October 19, our board of directors has three committees - the audit committee, the compensation committee and the nominating committee. The audit committee is comprised of Elan Yaish, Shuxian Cui, and Li Liu with Elan Yaish serving as Chairman. The compensation committee is comprised of Elan Yaish, Shuxian Cui, and Li Liu, with Li Liu serving as chairman. The nominating committee is comprised of Elan Yaish, Shuxian Cui, and Li Liu, with Li Liu serving as chairman. All of the directors who serve on each of the audit, compensation, and nominating committees are "independent" directors based on the definition of independence in the listing standards of the NYSE Corporate Governance Rules.

Audit Committee

Our audit committee is involved in discussions with our independent auditor with respect to the scope and results of our year-end audit, our quarterly results of operations, our internal accounting controls and the professional services furnished by the independent auditor. Our Board has adopted a written charter for the audit committee which the audit committee reviews and reassesses for adequacy on an annual basis.  A copy of the audit committee’s current charter is available on our website at http://www.newenergysystemsgroup.com/pdf/Audit%20Committee%20Charter.pdf.

Our Board has determined that it has an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K as promulgated by the Securities and Exchange Commission. Our audit committee financial expert is Elan Yaish.

 Compensation Committee

The compensation committee oversees the compensation of our chief executive officer and our other executive officers and reviews our overall compensation policies for employees generally.  If so authorized by the Board, the committee may also serve as the granting and administrative committee under any option or other equity-based compensation plans which we may adopt.  The compensation committee does not delegate its authority to fix compensation; however, as to officers who report to the chief executive officer, the compensation committee consults with the chief executive officer, who may make recommendations to the compensation committee.  Any recommendations by the chief executive officer are accompanied by an analysis of the basis for the recommendations.  The committee will also discuss compensation policies for employees who are not officers with the chief executive officer and other responsible officers. A copy of the compensation committee’s current charter is available on our website at http://www.newenergysystemsgroup.com/pdf/Compensation%20Committee%20Charter.pdf.

Nominating Committee

The nominating committee is involved in evaluating the desirability of and recommending to the Board any changes in the size and composition of the board, evaluation of and successor planning for the chief executive officer and other executive officers.  The qualifications of any candidate for director will be subject to the same extensive general and specific criteria applicable to director candidates generally.  A copy of the nominating committee’s current charter is available on our website at http://www.newenergysystemsgroup.com/pdf/Nominating%20Committee%20Charter.pdf.

The nominating committee will consider qualified director candidates recommended by stockholders if such recommendations for director are submitted in writing to us at 5th Floor, 51st Building, No. 5, Qiongyu Rd., Hightech Industrial Park, Nanshan District, Shenzhen City, China 518057, provided such recommendation has been made in accordance with the relevant by-laws.

At this time, no additional specific procedures to propose a candidate for consideration by the nominating committee, nor any minimum criteria for consideration of a proposed nomination to the Board, have been adopted.

Changes in Nominating Process

There are no material changes to the procedures by which security holders may recommend nominees to our Board of Directors.

Board Meetings

The board and its committees held a total of 9 meetings during the fiscal year ended December 31, 2011 as follows:

Board of Directors	5

Audit Committee	4

Compensation Committee	0

Nominating Committee	0

The meetings include meetings that were held by means of a conference telephone call, but do not include actions taken by unanimous written consent.

Each director attended at least 100% of the total number of meetings of the board and those committees on which he served during the year.

Our non-management directors had 1 executive sessions during the year ended December 31, 2011.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Weihe Yu is our chairman and chief executive officer. Elan Yaish, the chairman of audit committee, is our lead independent director. The board’s role in the risk oversight of the Company includes, among other things:

●	appointing, retaining and overseeing the work of the independent auditors, including resolving disagreements between the management and the independent auditors relating to financial reporting;

●	approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing annually the independence and quality control procedures of the independent auditors;

●	reviewing and approving all proposed related party transactions;

●	discussing the annual audited financial statements with the management;

●
meeting separately with the independent auditors to discuss critical accounting policies, management letters, recommendations on internal controls, the auditor’s engagement letter and independence letter and other material written communications between the independent auditors and the management.

STOCKHOLDER COMMUNICATIONS

Stockholders who wish to communicate with the Board or with specified members of the Board should do so by sending any communication to 5th Floor, 51st Building, No. 5, Qiongyu Rd., Hightech Industrial Park, Nanshan District, Shenzhen City, China 518057.

Any such communication should state the number of shares beneficially owned by the shareholder making the communication. We will forward such communication to the full Board or to any individual member or members of the Board to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case we have the authority to discard the communication or take appropriate legal action regarding the communication.

CODE OF ETHICS

We have adopted a code of ethics to apply to our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. The Code of Ethics is currently available on our website at http://www.newenergysystemsgroup.com/pdf/CODE%20OF%20ETHICS%20AND%20BUSINESS%20CONDUCT%20FOR%20OFFICERS.pdf.

BOARD OF DIRECTORS COMPENSATION

The following table sets forth a summary of compensation paid to our directors during the fiscal years ended December 31, 2011 and 2010:

Director Compensation Table

Name and Principal Position	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)
Elan Yaish	2011	$30,000	-	25,000	-	-	-	$48,329
Director (1)	2010	$30,000	-	25,000	-	-	-	$103,047

Shuxian Cui	2011	$5,713	-	-	-	-	-	$5,713
Director (2)	2010	$9,139	-	-	-	-	-	$9,139

Li Liu,	2011	$9,522	-	-	-	-	-	$9,522
Director(3)	2010	$762	-	-	-	-	-	$762

(1) Pursuant to a letter agreement by and between Mr. Elan Yaish and the Company, effective June 11, 2010, Mr. Yaish is entitled to receive an annual fee of $30,000, payable on a quarterly basis. Mr. Yaish also received options to purchase an aggregate of 25,000 shares of common stock of the Company as consideration of his service as a director. Such options shall bear an exercise price of $6.55 and shall vest in two equal installments, with the first installment to vest on the date of grant and the second installment to vest on the first anniversary of the date of grant. On June 11, 2011, Mr. Yaish received options to purchase an aggregate of 25,000 shares of common stock of the Company as consideration of his service as a director. Such options bear an exercise price of $3.13 per share and shall vest in two equal installments, with the first installment to vest on the date of grant and the second installment to vest on the first anniversary of the date of grant.

(2) Effective June 9, 2010, Ms. Cui is entitled to receive an annual fee of $9,139, payable on a monthly basis, as consideration for her services as a director.

(3) Effective May 18, 2010, Mr. Liu is entitled to receive an annual fee of $762 as consideration for his services as director.

(4) Calculations are based on the Black-Scholes option pricing model with the following assumptions: volatility of 100%, the risk-free interest rate of 1.6%, expected dividend yield of 0% and expected life of 3.5 to 4 years.

Except as set forth above, we have no arrangements for the remuneration of officers and directors, except that they will be entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on our behalf in the investigation of business opportunities. Other than as reflected in the tables above, no remuneration has been paid to our officers or directors. Except as set forth above, there are no agreements or understandings with respect to the amount or remuneration those officers and directors are expected to receive in the future.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee, on behalf of our Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm, our compliance with legal and regulatory requirements and our standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Our management is responsible for preparing our financial statements and our financial reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles in the United States of America. The Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of our financial reporting.

In this context, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2011 with management and with our independent registered public accounting firm. The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), which includes, among other items, matters related to the conduct of the audit of our annual financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding such independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us and our management. In addition, the Audit Committee has considered whether the provision of non-audit services by our independent registered public accounting firm in 2011 was compatible with maintaining our registered public accounting firm’s independence and has concluded that it was.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2011.

Each of the members of the Audit Committee is independent as defined under the standards of the Commission and NYSE Corporate Governance Rules, and Lawrence Lee qualifies as an Audit Committee financial expert in accordance with the requirements of the NYSE Corporate Governance Rules and of such rules of the Commission.

Respectfully submitted by the Audit Committee,

Elan Yaish (Chairman)
Shuxian Cui
Li Liu

The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

We strive to provide our named executive officers (as defined in Item 402 of Regulation S-K) with a competitive base salary that is in line with their roles and responsibilities when compared to peer companies of comparable size in similar locations.

It is not uncommon for PRC private companies in the PRC to have base salaries as the sole form of compensation. The base salary level is established and reviewed based on the level of responsibilities, the experience and tenure of the individual and the current and potential contributions of the individual. The base salary is compared to the list of similar positions within comparable peer companies and consideration is given to the executive’s relative experience in his or her position.  Base salaries are reviewed periodically and at the time of promotion or other changes in responsibilities.

We plan to implement a more comprehensive compensation program, which takes into account other elements of compensation, including, without limitation, short and long term compensation, cash and non-cash, and other equity-based compensation such as stock options. We expect that this compensation program will be comparable to the programs of our peer companies and aimed to retain and attract talented individuals.

Compensation Committee Report of Executive Compensation

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management.  Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2011 Annual Report and its proxy statement on Schedule 14A.  This report is provided by the following independent directors, who comprise the Compensation Committee:

Li Liu (Chairman)
Shuxian Cui
Elan Yaish

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during the fiscal year ended 2011 were Li Liu, Shuxian Cui and Elan Yaish with Li Liu as its chairman. None of our members of the Compensation Committee during the fiscal year ended 2011 served as an officer or employee of the Company, was formerly an officer of the Company, or had any relationship requiring disclosure required by Item 404 of Regulation S-K.

SUMMARY COMPENSATION TABLE

The following table summarizes the annual and long-term compensation paid to our chief executive officer and our two other most highly compensated executive officers who were serving at the end of 2011, whom we refer to collectively in this annual report on Form 10-K as the “named executive officers”:

Summary Compensation Table

Name						Non-	Nonqualified
and						Equity	Deferred	All
Principal				Stock	Option	Incentive	Compensation	Other
Position	Year	Salary	Bonus	Awards	Awards	Plan	Earnings	Compensation	Total
(a)	(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	($)(h)	($)(i)	($)(j)

Weihe Yu	2011	$94,611	-	-	-	-	-	-	$94,611
CEO and Chairman (1)	2010	$26,470	-	-	-	-	-	-	$26,470

Nian Chen	2011	$7,431	-	-	-	-	-	-	$7,431
Former CEO (1)	2010	$11,147	-	-	-	-	-	-	$11,147

Fushun Li	2011	$-	-	-	-	-	-	-	$-
Former CEO(2)	2010	$7,298	-	-	-	-	-	-	$7,298

Junfeng Chen	2011	$63,480	-	-	-	-	-	-	$63,480
CFO (3)	2010	$17,647	-	-	-	-	-	-	$17,647

Paul Li	2011	$-	-	-	-	-	-	-	$-
Former CFO (3)	2010	$-	-	-	-	-	-	-	$-

(1)
As reported in our Current Report on Form 8-K filed with the SEC on August 16, 2011, effective August 19, 2011, Mr. Nian Chen resigned as the Chief Executive Officer of the Company. Mr. Weihe Yu, Chairman of the Board of Directors, was elected as the Chief Executive Officer of the Company, effective upon the resignation of Mr. Chen.

(2)	Mr. Fushun Li was our CEO from May 5, 2009 and resigned as our CEO on May 14, 2010.
(3)

As reported in our Current Reports on Form 8-K filed with the SEC on June 23, 2011 and August 19, 2011, Jufeng Chen resigned as the Chief Financial Officer of the Company effective August 15, 2011 and Paul Li was appointed Chief Financial Officer effective on August 15, 2011. On August 16, 2011, Paul Li resigned as Chief Financial Officer and Jufeng Chen was appointed to serve as the interim Chief Financial Officer upon Paul Li’s resignation.

Employment Agreements

We have an employment agreement with Mr. Weihe Yu, effective as of December 10, 2009. Pursuant to this agreement, Mr. Yu is entitled to receive an annual salary of $26,470 for his services as Chairman of the Board. The term of Mr. Yu’s employment agreement expires on December 10, 2012. On September 1, 2011, the Company and Mr. Weihe Yu entered into an amendment to the employment agreement, pursuant to which, Mr. Yu is entitled to receive an annual salary of $94,611.

We have an employment agreement with Mr. Junfeng Chen, effective as of September 1, 2009. Pursuant to this agreement, Mr. Chen is entitled to receive an annual salary of $17,647 for his services as Chief Financial Officer. The term of Mr. Chen’s employment agreement expires on September 1, 2012. On September 1, 2011, the Company and Mr. Junfeng Chen entered into an amendment to the employment agreement, pursuant to which, Mr. Chen is entitled to receive an annual salary of $63,480.

Apart from the abovementioned agreements, there are no current employment agreements between the Company and its executive officers.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

As of the end of the fiscal year ended December 31, 2011, there were no unexercised options, stock that has not vested, and equity incentive plan awards outstanding for each of our named executive officers.

PROPOSAL 2: AMENDMENT OF BYLAWS

The Board of Directors has adopted a resolution proposing an amendment to Article XI of the Company's bylaws to grant the Board of Directors authority to amend the bylaws. At present, Article XI of the bylaws provides that the bylaws may be amended by a vote of the stockholders representing a majority of all the shares issued and outstanding. The amendment would allow the Board of Directors and the stockholders representing a majority of all the shares issued and outstanding to amend the bylaws.

The complete text of the proposed amendment to Article XI of the Company's bylaws is attached as Appendix A. You should read Appendix A in its entirety.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of all of the outstanding Common Stock of the Company is required for approval of this proposal.

The Board recommends a vote FOR the adoption of the proposed amendment to the bylaws.

PROPOSAL 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Goldman Kurland Mohidin, LLP (“GKM”), an independent registered public accounting firm, as our auditors for the fiscal year ending December 31, 2012, subject to ratification of such selection by our stockholders.

In the event that ratification of this appointment of our independent registered public accounting firm is not approved by the affirmative vote of a majority of votes cast on the matter, the appointment of our independent registered public accounting firm will be reconsidered by our Board of Directors. Unless marked to the contrary, proxies received will be voted for ratification of the appointment of GKM as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Representatives of GKM are not expected to be present at the Annual Meeting.

The following table sets forth the fees that the Company accrued or paid to GKM during fiscal 2011 and fiscal 2010.

	2011	2010
Audit Fees(1)	$200,000	$185,000
Audit-Related Fees(2)	20,975	4,750
Tax Fees(3)	-	-
All Other Fees	-	-
Total	$220,975	$189,750

(1)
Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2)
Audit-related fees relate to professional services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including due diligence.

(3)
Tax fees relate to professional services rendered for tax compliance, tax advice and tax planning for the Company. The Company does not engage GKM to perform personal tax services for its executive officers.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services performed by the Company’s auditor and the fees to be paid in connection with such services in order to assure that the provision of such services does not impair the auditor’s independence.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the annual meeting of stockholders, either in person or by proxy, is required for approval of this proposal. For purposes of the ratification of our independent registered public accounting firm, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the result of the vote.

Our Board of Directors recommends a vote FOR ratification of the appointment of Goldman Kurland Mohidin, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

STOCKHOLDER PROPOSALS

Proposals by any stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Company for inclusion in material relating to such meeting not later than July 9, 2013.

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the 2013 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended. To be eligible, the shareholder proposals must be received by us at our principal executive office on or before July 9, 2013. Under SEC rules, you must have continuously held for at least one year prior to the submission of the proposal (and continue to hold through the date of the meeting) at least $2,000 in market value, or 1%, of our outstanding stock in order to submit a proposal which you seek to have included in the Company’s proxy materials. We may, subject to SEC review and guidelines, decline to include any proposal in our proxy materials.

Stockholders who wish to make a proposal at the 2013 Annual Meeting, other than one that will be included in our proxy materials, must notify us no later than September 22, 2013. If a shareholder who wishes to present a proposal fails to notify us by September 22, 2013, the proxies that management solicits for the meeting will confer discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the Annual Meeting, the Company has no knowledge of any matters to be presented at the Annual Meeting other than those listed as Proposals 1, 2 and 3 in the notice. However, the enclosed Proxy gives discretionary authority in the event that any other matters should be presented.

ANNUAL REPORT

Upon written request to New Energy Systems Group, 5th Floor, 51st Building, No. 5, Qiongyu Rd., Hightech Industrial Park, Nanshan District, Shenzhen City, China 518057, we will provide without charge to each person requesting a copy of our 2011 Annual Report or annual report on Form 10-K for the year ended December 31, 2011, including the financial statements filed therewith. We will furnish a requesting stockholder with any exhibit not contained therein upon specific request. In addition, this proxy statement, as well as our 2011 Annual Report and annual report on Form 10-K for the year ended December 31, 2011, are available on our Internet website at http://www.newenergysystemsgroup.com.

By Order of the Board of Directors.

/s/ Weihe Yu
Chairman and Chief Executive Officer

Shenzen, PRC

October 22, 2012

Appendix A

Amendment to Bylaws

ARTICLE XI is hereby amended to read in its entirety as follows:

Subject to the provisions of the articles of incorporation and the provisions of Chapter 78 of the General Corporation Law of Nevada, the power to amend, alter, or repeal these bylaws and to adopt new bylaws may be exercised by the Board of Directors or by the stockholders.

A-1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

NEW ENERGY SYSTEMS GROUP
Annual Meeting of Stockholders
December 16, 2012 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Weihe Yu as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NEW ENERGY SYSTEMS GROUP that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, local time on December 16, 2012, at the 5th Floor, 51st Building, No. 5 Qiongyu Rd., Hightech Industrial Park, Shenzhen, China 518057, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000151412_2 R1.0.0.11699